SCHEDULE DEF-14C INFORMATION

Information Statement Pursuant to Section 14(C) of the Securities Exchange Act of 1934

(Amendment No. )

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GAMES, INC.

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GAMES, INC.

425 Walnut Street

Suite 2300

Cincinnati, Ohio  45202

(513) 721-3900

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 24, 2005

TO ALL STOCKHOLDERS OF GAMES, INC.:

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Shareholders of Games, Inc., a Delaware corporation, will be held on Thursday May 24, 2005 at 4:00 p.m., local time, at our offices 425 Walnut Street, Suite 2300, Cincinnati, OH 45202, for the following purposes:

1.

To elect the following nominees to serve as directors for the ensuing year and until their successors are elected: George R. Blake, Richard O. Coleman, Thomas A. Joseph, Edward J. VonderBrink, George M. Vredeveld, Roger W. Ach, II, and Carol A. Meinhardt.

2.

The approval of a reverse stock split in an amount which the Board of Directors deems appropriate, in its sole discretion, in the range of 1-for-4 to 1-for-10.

3.

The approval of an amendment to our director compensation policy to provide for additional director compensation consisting of 100,000 stock options for each non employee director granted at $0.62 per share subject to shareholder approval; the market price on the grant date was $0.56.

4.

To ratify the appointment of Marcum Kliegman LLP, as our independent auditors for the fiscal year ending June 30, 2005.

5.

To transact such other business as may properly come before the meeting or any adjournment thereof.

Each of these items of business is more fully described in the Information Statement accompanying this Notice.

Only stockholders of record at the close of business on April 15, 2005 are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments, postponements or continuations thereof.  A list of stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours by any stockholder for any purposes germane to the meeting, at the Company's offices at 425 Walnut Street, Suite 2300, Cincinnati, OH 45202, for a period of at least ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

The entire cost of furnishing this Information Statement will be borne by the Company.  The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of Common Stock held of record by them.

All stockholders are cordially invited to attend the Annual Meeting in person.

THE BOARD OF DIRECTORS IS NOT SOLICITING PROXIES AND YOU ARE REQUESTED NOT TO SEND A PROXY.

By Order of the Board of Directors

Roger W. Ach, II,

President and

Chief Executive Officer

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GAMES, INC.

425 Walnut Street

Suite 2300

Cincinnati, Ohio 45202

(513) 721-3900

INFORMATION STATEMENT FOR THE ANNUAL MEETING

To Be Held May 24, 2004

General

The enclosed Information Statement is being furnished to the stockholders of Games, Inc. pursuant to the Regulation 14(c) of the Securities Exchange Act of 1934 in connection with the Majority Written Consent in Lieu of a Special Meeting of Stockholders to be held on Thursday May 24, 2005 at 4:00PM at our offices, 425 Walnut Street, Suite 2300, Cincinnati Ohio 45202.

This Information Statement and materials will be mailed on or about May 11, 2005 to all shareholders of record as April 15, 2005.

Voting Securities

Only stockholders of record at the close of business on April 15, 2005 are entitled to notice of and to vote at the special meeting. On the record date 26,107,377 shares of the Company’s common stock, $.001 par value per share (“the Common Stock” were issued and outstanding. The presence, either in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum and to transact such matters as come before the Annual Meeting.

As of the Record Date, management and its affiliates ("Principal Stockholders") and certain shareholders collectively owned greater than 50% of the Company's outstanding Common Stock and will vote such shares to elect as directors the seven nominees listed under the caption "Election of Directors".  Since the Common Stock owned by the Principal Stockholders and certain shareholders constitutes a majority of the Company's outstanding Common Stock, the Board of Directors determined not to solicit proxies.  Any stockholder of record on the Record Date, is entitled to attend the meeting and vote their shares personally or through such stockholder's own legally constituted proxy.

THE BOARD OF DIRECTORS IS NOT SOLICITING PROXIES AND YOU ARE REQUESTED NOT TO SEND A PROXY.

•

FOR the election of the seven (7) nominees for director listed in this Information Statement,

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FOR the approval to authorize us to effect a reverse stock split of our common stock in the range of 1-for-4 to 1-for-10, as determined in the sole discretion of our Board of Directors;

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FOR the ratification of the appointment of Marcum & Kliegman LLP as our independent auditors.

As to any other matter that may be properly brought before the annual meeting, your proxy will be voted as the board of directors may recommend. If the board of directors makes no recommendation, your proxy will be voted as the proxy holders named in your proxy card deem advisable. The board of directors does not know of any other matter that is expected to be presented for consideration at the annual meeting.

Broker Non-Votes

A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner.  Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters.  Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors.  Non-routine matters include approvals of and amendments to stock plans.

You may revoke your proxy and give a new proxy or vote in person

You may revoke any proxy that has been executed and returned by you at any time prior to the voting of that proxy. To revoke a prior proxy, you must do one of the following:

•

Execute and return a subsequently dated revised proxy,

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Give written notice of revocation to Games, Attention: Sue Craner, Assistant Secretary, or

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Vote in person at the meeting.

Voting and quorum requirements at the meeting

Only holders of shares of common stock at the close of business on April 15, 2005 (the “record date”) are entitled to notice of and to vote at the annual meeting.  On the record date, there were 26,107,377 shares of common stock outstanding. You will have one vote for each share of common stock held by you on the record date. If your shares are held in the name of a broker, trust bank or other nominee, you will need to bring a proxy or letter from that broker, trust company or nominee that confirms that you are the beneficial owner of those shares, and that such broker, trust company or nominee has not voted those shares in any proxy submitted by it in connection with the annual meeting.

In order to have a meeting it is necessary that a quorum be present.  A quorum will be present if a majority of the shares of common stock are represented at the annual meeting in person or by proxy.  Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal, although they will have the effect of a vote against proposal two regarding the increase in our authorized common stock.  If a quorum is present, the affirmative vote of the holders of at least two-thirds of our outstanding shares of common stock is required to approve proposal two regarding the increase in our authorized common stock, and the affirmative vote of the holders of a majority of the shares present or represented at the meeting and that actually vote for or against the matter is required to approve proposals three and four.  Directors are elected by a plurality vote, meaning that the seven nominees receiving the highest number of votes FOR will be elected as directors.

Solicitation of proxies

THE BOARD OF DIRECTORS IS NOT SOLICITING PROXIES AND YOU ARE REQUESTED NOT TO SEND A PROXY.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees and Vote Required to Elect Nominees

A board of seven directors is to be elected at the annual meeting. The seven nominees for director who receive the highest number of affirmative votes of the shares voting shall be elected as directors.  You may vote the number of shares of common stock you own for up to seven persons.  Unless you otherwise instruct by marking your proxy card, the proxy holders will vote the proxies received by them FOR the election of each of the seven nominees named below.  If any of the nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee designated by our present board of directors to fill the vacancy.  We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until his successor has been elected and qualified.

Our bylaws set the size of our board of directors at five members, or such other number as set from time to time by resolution of our board of directors.  The board is currently set at five outside directors and two inside directors for a total of seven directors.  Our board of directors may, following the annual meeting, increase the size of the board and fill any resulting vacancy or vacancies.  If our board of directors increases the size of the board or elects a new director to fill any vacancy, the new director must stand for election at the next year’s annual meeting.

The following table sets forth the nominees, their ages, their principal positions and, where applicable, the year in which each became a director.  Each of the nominees was recommended for selection by the board of directors by a majority of our independent directors.

Name of Nominee	Age	Positions and Offices	Director Since
George R. Blake	60	Director	2003
Richard O. Coleman	43	Director	2004
Thomas C. Joseph	59	Director	2002
Edward J. VonderBrink	60	Director	2004
George M. Vredeveld	62	Director	2004
Roger W. Ach, II	61	President, Chief Executive Officer and Chairman of the Board	1996
Carol A. Meinhardt	57	Executive Vice President, Chief Operating Officer, Director	1995

George R. Blake age 59, Director since September 2003. Mr. Blake is Chairman and President of Stardust Technologies in Bellevue, WA.  Mr. Blake is the former editor of the Cincinnati Enquirer and past president of the Ohio Newspaper Association. He continues as chief executive of Blake & Associates, a financial services corporation headquartered in Atlanta, and as an investment advisory representative with the Financial Legacy Group and Equity Services, Inc.  Mr. Blake also is a member of the advisory board of Stock Diagnostics, Inc., and The Retirement Institute. He holds a bachelor's degree in economics from Wheeling Jesuit University and an honorary doctorate from the College of Mount Saint Joseph.

Richard O. Coleman, age 43, Director since February 5, 2004, Managing Member of GenStone Acquisition Company. He incorporates his extensive knowledge of supplier diversity issues and over 20 years of finance, management, sales and marketing experience to oversee the day-to-day operations of the company and to spearhead its sales and marketing strategies.  NextGen Fiber Optics, LLC manufactures a full line of passive fiber optic cables that service the Telecommunications, MSO’s, Distribution, Military/Specialty and OEM markets. NextGen is the only minority owned fiber optic cable manufacturer with manufacturing operations in the USA.

Thomas C. Joseph, age 60, Director since July 13, 2002, and currently does not have an expiration term as Director. Mr. Joseph has been the CEO of MAN-O Products, Inc. since 1996.  Previously he was in the home furnishing industry involved in sales and marketing.

Edward J. VonderBrink, age 60, Director since March 2004, Mr. VonderBrink joined Grant Thornton in 1967, a national accounting and consulting firm. He was named Cincinnati managing partner in 1990 and later named regional managing partner. He retired at the end of 1999 as the Cincinnati and regional managing partner for Grant Thornton. He is the recently retired as the Director of the Xavier Entrepreneurial Center at Xavier University.  Mr. VonderBrink brings a wealth of financial and entrepreneurial experience to the Company. Mr. VonderBrink is also a director of LanVision Systems, Inc.

George M. Vredeveld, age 62, Director since June 2004 is Professor and President of the Economics Center for Education & Research for the University of Cincinnati. George was appointed as the first director of the Center in 1977 and has been an important force in the growth of its Schools Program and the Economics Research Group. His recent research has focused on factors that affect regional economic development, including education and the quality of the labor market. He also has analyzed the effects of the economic changes in Central and Eastern Europe. He was a member of a task force, commissioned by the Bulgarian government that developed an economic transformation program for that country.  Mr. Vredeveld received his Ph.D. in economics from Indiana University, a Master's degree from Purdue University and his baccalaureate from Calvin College.

Roger W. Ach, II, Chairman, President and CEO, age 62.  Mr. Ach, II has been a Director and Chairman of the Board since 1996. Mr. Ach currently does not have an expiration term as Director.  Prior to founding the Company in 1995, Mr. Ach was the Chairman of American Steel & Wire Corp., Chicago West Pullman Transportation Corporation and Vortec Corporation.  Prior to that, he spent 20 years in the investment banking and brokerage industries, including serving as Managing Director at Prudential Bache Securities and as Partner at Oppenheimer & Co.  Mr. Ach is also the Managing Member of Chicago West Pullman, LLC, a Cincinnati-based investment holding company.

Carol A. Meinhardt, age 57 Director since 1996, Executive Vice President and Chief Operating Officer, Ms. Meinhardt has been an officer and director of the Company since its founding in 1995.  Ms. Meinhardt currently does not have an expiration term as Director. Prior to joining the Company, Ms. Meinhardt was Assistant Vice President of Chicago West Pullman Corporation, an investment holding company based in Cincinnati, Ohio.  From 1970-1989 Ms. Meinhardt was employed at DuBois Chemicals, a Cincinnati-based specialty chemical company, where she served in various administrative and management capacities.

No family relationship exists between any of our directors and executive officers.

CORPORATE GOVERNANCE

Our board of directors has adopted and continues to review our governance policies and practices against those adopted by other companies as well as by the requirements of the Sarbanes-Oxley Act of 2002, the rules and regulations adopted by the Securities Exchange Commission, or SEC.  Many of the new governance standards will become applicable to us over the next few months.  The Company's corporate governance documents are available in the Investor Relations Section of the Company's website at www.Gamesinc.net.

Independent Directors

Our board of directors has determined that Messrs. Blake, Coleman, Joseph, VonderBrink and Vredeveld each qualify as “independent” directors under the applicable rules as currently in effect and as amended to be effective upon our annual meeting.  Therefore, a majority of the members of our board of directors are “independent.” In addition, our board of directors has reviewed and considered facts and circumstances relevant to the independence of such members and has determined that such members are independent.

The independent directors have committed to hold formal meetings, separate from management, which they intend to hold at least four times a year.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that is applicable to all employees.  We have also adopted a Code of Ethics for Financial Officers that is applicable to the Chief Executive Officer and Senior Financial Officers that meets the requirements of Item 406 of Regulations S-K as promulgated by the SEC.  Our Code of Business Conduct and Ethics, including the Code of Ethics For Financial Management, is available at the Investor Relations Section of our website at www.Gamesinc.net and free of charge by writing to our Assistant Secretary at 425 Walnut Street, Suite 2300, Cincinnati, Ohio 45202.

Communications between Shareholders and Directors

Stockholders may communicate with the Board of Directors, including the management directors, by sending a letter to Games, Inc.   Board of Directors, c/o The Corporate Secretary, 425 Walnut Street, Suite 2300, Cincinnati, OH 45202.  All communications directed to the Board of Directors will be transmitted promptly to all of the directors without any editing or screening by the Corporate Secretary.  We provide for an e-mail based process for shareholders to send communications to the board of directors at Investor Relations Section of the Company's website at www.Gamesinc.net.

Director Attendance at Annual Meetings

Our policy is that all directors attend our annual meetings of shareholders. We take great care in scheduling meetings at times when all of our directors are available to attend such meetings.  At our last annual meeting, which was held on April 8, 2004, all of our current directors were in attendance.

Meetings of our Board of Directors

During the fiscal year ended June 30, 2004, our board of directors held 6 meetings, the Audit Committee held 6 meetings, the Compensation Committee held 3 meetings, and the Nominating and Corporate Governance Committee held 3 meetings. During that period no director attended fewer than 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he was a director, and (ii) the total number of meetings held by all committees of our board of directors during the period that he served on such committees.

Committees of our Board of Directors

Our board of directors has three standing committees, which are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Currently, all of the members of each of our committees are “independent,” as determined by our board of directors and in accordance with all applicable rules. In addition, each member of the Audit Committee also satisfies the independence requirements of Rule 10A-3(b)(1) of the rules of the SEC promulgated under the 1934 Act.

The Audit Committee Our board of directors has appointed Messrs. Blake, Coleman and VonderBrink as members of the Audit Committee. The primary purpose of the Audit Committee is to assist our board of directors in monitoring:

º

the integrity of our financial statements;

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the independent auditor’s qualifications and independence; and

º

the performance of our internal accounting and independent auditors.

The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditor, Marcum & Kliegman LLP, and the preparation of the Audit Committee report, which is included elsewhere in this Information Statement.

Our independent auditors report directly to the Audit Committee.

The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the auditors prior to the filing of all periodic reports under the 1934 Act and prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies, if any, in the design or operation of our internal controls.

The Audit Committee has also adopted procedures for pre-approving all audit and non-audit services provided by Marcum & Kliegman LLP. These procedures include reviewing a budget for audit and permitted non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature, and therefore anticipated at the time the budget is submitted.  Audit Committee approval is required to exceed the budget amount for a particular category of non-audit services, and to engage the independent auditor for any non-audit services not included in the budget. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence.

The following table discloses the fees paid to Marcum & Kliegman LLP for the fiscal years ending June 30, 2003.

	2004	2003

Audit Fees	$40,600	$45,000
Other filing and review fees	$23,400	$--
Total	$64,000	$45,000

The Company paid audit fees of $40,600 for professional services performed for the audit of our annual financial statements for the 10-KSB, in addition the Company paid $23,400 in fees to Marcum & Kliegman LLP for review of financial statements included in our SEC filings, Proxy Statements, and Registration Statements.

Audit-Related Fees are fees for assurance and related services that are reasonably related to the attendance at our Audit Committee meetings and our Annual Shareholders Meeting.  This category includes fees related to assistance in employee benefit and compensation plan audits and consulting on financial accounting/reporting standards.

Tax Fees primarily include professional services performed with respect to review of our original and amended tax returns and those of our consolidated subsidiaries, and for state and local tax and stock option consultation.

All Other Fees are fees for other permissible work performed that do not meet the above category descriptions.

The Audit Committee of our board of directors has considered whether the provision by Marcum & Kliegman LLP of non-audit services included in the fees set forth in the table above is compatible with maintaining the independence of Marcum & Kliegman LLP, and has concluded that that such services are compatible with Marcum & Kliegman LLP’s independence as our auditors.

The Audit Committee has also met and discussed with management and with our legal and accounting advisors the new rules and regulations under the recently adopted Sarbanes-Oxley Act of 2002, and related SEC rules.  We believe we have met all requirements of the new rules, which were first adopted and published in February 2004.  We intend to continue to review these new rules and the charters of our various standing committees, and will make any required changes as well as other changes or improvements deemed appropriate by our board of directors and each committee.

All Audit Committee members are “independent” as defined and required under the rules and regulations of the SEC. All Audit Committee members also possess the level of financial literacy required by all applicable laws and regulations. The Board has determined that at least one member of the Audit Committee, Mr. Richard O. Coleman, is a “financial expert,” and that Mr. Coleman is “independent” as defined by the rules and regulations of the SEC.  Our Audit Committee Charter has been amended to specifically state all of the Audit Committee responsibilities set forth in Rule 10A-3(b)(2), (3), (4) and (5) of the rules and regulations of the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”).  A copy of the Audit Committee Charter is available at the Investor Relations Section of the Company's website at www.Gamesinc.net.

The Compensation Committee. The Compensation Committee is currently comprised of Messrs. Blake, Joseph, and Vredeveld.

During fiscal 2004, the Compensation Committee was charged with the responsibility to determine the compensation of our Chief Executive Officer.  The Compensation Committee is now also charged with the responsibility of determining (or recommending to the independent members of our board of directors to determine) the compensation of all other executive officers.  In addition under the listing standards, Mr. Ach, our Chief Executive Officer, may not attend the meeting of the Compensation Committee when his compensation is being deliberated.

The Compensation Committee has adopted a formal charter that governs its duties and standards of performance.  A copy of our Compensation Committee Charter as currently in effect is available in the Investor Relations Section of the Company's website at

www.Gamesinc.net.  A copy of the charter will also be made available, free of charge by a written request made to our Assistant Secretary 425 Walnut Street, Suite 2300, Cincinnati, Ohio 45202.

The Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is comprised of Messrs. Blake, Coleman, and Joseph.  Although our stock is not traded on the NASDAQ Stock Market, our Board requires that all members of the Nominating and Corporate Governance Committee meet the test for independence included in the Nasdaq Marketplace Rules. The Nominating Committee has adopted a formal charter that governs its duties and standards of performance.  A copy of our Nominating Committee Charter as currently in effect is available in the Investor Relations Section of the Company's website at www.Gamesinc.net.  A copy of the charter will also be made available, free of charge by a written request made to our Assistant Secretary 425 Walnut Street, Suite 2300, Cincinnati, Ohio 45202.

All of the board of directors recently considered corporate governance issues, including the qualifications of potential new board members, and the procedure for identifying and qualifying future board members for nomination.  As a result, the Nominating and Corporate Governance Committee has adopted a charter describing its duties and responsibilities.  The members of the Nominating and Corporate Governance Committee intend to remain diligent in their efforts to properly articulate the role, duties and responsibilities of the committee, with the goal being to have in place a charter stating its duties and responsibilities.  The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders, but has not established procedures for shareholders to submit such recommendations.

While applicable laws and regulations do not require a corporate governance committee, our board of directors nevertheless believes that having one is sound governance practice.  For this reason, the Nominating and Governance Committee has been charged by our board of directors to develop and recommend to our board of directors a set of Corporate Governance Guidelines setting forth the duties and areas of responsibility of our board of directors, as a whole, to review the charters of each standing committee of our board of directors to determine that each charter meets the requirements of applicable laws and regulations and to avoid overlaps and conflicts among the charters.  The members of the Nominating and Corporate Governance Committee intend to diligently pursue the committee’s goals with the objective being to have a final charter in place as soon as practicable.

CERTAIN INFORMATION NOT DEEMED INCORPORATED BY REFERENCE

IN ANY SECURITIES AND EXCHANGE COMMISSION FILINGS

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities and Exchange Act of 1934 that might incorporate all or portions of future filings, including this Information Statement, with the SEC, in whole or in part, the following Report of the Compensation Committee of our board of directors, the Report of the Audit Committee of our board of directors which follows and the Performance Graph contained in this Information Statement shall not be deemed to be incorporated by reference into any such filing or deemed filed with the SEC under the Securities Act of 1933 or the Securities and Exchange Act of 1934.

Report of the Compensation Committee

Overview and Philosophy. The Compensation Committee (the “Committee”) of our board of directors regularly reviews compensation packages for all executive officers. These include the following major compensation elements: base salaries, annual cash incentives, stock options and various benefit plans.  Our Compensation Committee is currently comprised of Messrs. Blake, Coleman, and Joseph, who are all “independent” directors as required by the new Nasdaq Marketplace Rules, even though we are subject to those rules.

It is the Committee’s objective that executive compensation be directly related to the achievement of our planned goals, and enhancement in corporate and share values.  The Committee recognizes that the industry sector in which we operate is both highly competitive and is challenged by significant legal and regulatory uncertainty.  In addition, the technology related skills of most of our technology team have applications to many other industry sectors besides our own.  As a result, there is substantial demand for qualified, experienced executive personnel of the type needed by us to achieve our objectives.  The Committee considers it crucial that we be assured of retaining and rewarding our top caliber executives who are essential to the attainment of our ambitious long-term goals.

For these reasons, the Committee believes our executive compensation arrangements must remain competitive with those offered by other companies of similar size, scope, performance levels and complexity of operations.

Stock Options. The Committee believes that:

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The grant of stock options to executive employees has been an essential ingredient to enabling Games, Inc. to achieve its growth and attain its business objectives;

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We regularly face significant legal, regulatory and competitive challenges to our business that require extraordinary commitments of time and expertise by our employees;

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Our employees have met these challenges and made these extraordinary commitments primarily because of the reward and incentive provided by the historical and prospective grant of stock options.

When recommending the grant of stock options, the Committee considers the number and terms of options previously granted, industry practices, the optionee’s level of responsibility, and assumed potential stock value in the future.  The exercise prices of stock options granted to executive officers are equal to or greater than the market value of the stock on the date of grant. Therefore, stock options are intended to align the long-term interests of our executive officers with those of our stockholders, as our executive officers will receive no benefit from the grant of stock options, which represent a significant part of each executive officers total compensation, unless there occurs an increase in the value of the common shares held by our shareholders.

Cash Compensation. The Committee believes that annual cash compensation should be paid commensurate with attained performance. Accordingly, our executive cash compensation consists of a fixed base compensation (salary) and variable incentive compensation (annual bonus), where the annual bonus can potentially be the largest component of compensation only if the executives and the company are able to meet or exceed performance related goals that, if attained, are expected to result in an increase in overall company and shareholder value.  Base salaries for executive officers are established considering a number of factors, including the executive’s individual performance and measurable contribution to our success, and pay levels of similar positions with comparable companies in the industry.  The Committee supports management’s compensation philosophy of moderate fixed compensation for elements such as base salary with the potential for significant bonuses for achieving performance related goals.  Base salary and bonus award decisions are made as part of our structured annual review process.

Benefits. We provide benefits to the named executive officers that are generally available to all of our employees.  For fiscal year 2004, the amount of executive level benefits and prerequisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of total salary and bonus of the applicable executive officer.

Chief Executive Officer Performance and Compensation. Mr. Ach’s current salary was established in July 2002. Mr. Ach participated to a limited extent in the Committee’s deliberations on his compensation.  His participation generally consists of answering questions from the Committee regarding his goals and objectives for the year and his observations on the peer group to which his compensation is compared.  However, Mr. Ach is not present during that portion of the Committee’s meeting where his performance is evaluated and his compensation determined.

It is the opinion of the Committee that these compensation policies and structures provide the necessary discipline to properly align our corporate economic performance and the interest of our stockholders with progressive and competitive executive compensation practices in an equitable manner.

The Compensation Committee:

George R. Blake, Chairman

Thomas C. Joseph

George M Vredeveld

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

During fiscal 2004, Mr. George R. Blake was our Chairman of the Compensation Committee.

Report of the Audit Committee

The Audit Committee acts under a written charter first adopted and approved by our board of directors on June 15, 2003 and amended on February 27, 2004. A copy of the Audit Committee Charter as currently in effect is available in the Investor Relations Section of the Company's website at www.Gamesinc.net.

It is not the responsibility of the Audit Committee to plan or conduct audits or to determine that our financial statements are in all material respects complete and accurate in accordance with generally accepted accounting principles. This is the responsibility of our management and the independent auditors. It is also not the responsibility of the Audit Committee to assure compliance by us with laws and regulations.

Based on the Audit Committee’s:

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review of our audited financial statements for the fiscal year ended June 30, 2004;

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discussions with our management regarding our audited financial statements;

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receipt of written disclosures and the letter from our independent auditors required by Independence Standards Board;

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discussions with our independent auditors regarding the auditor’s independence and the matters required to be discussed by the Statement on Auditing Standards 61 and 90; and

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other matters the Audit Committee deemed relevant and appropriate,

the Audit Committee recommended to our board of directors that the audited financial statements as of and for the fiscal year ended June 30, 2004 be included in our Annual Report on Form 10-K for our fiscal year ended June 30, 2004 for filing with the Securities and Exchange Commission.

The Audit Committee:

Richard O. Coleman, Co-Chairman

Edward J. VonderBrink, Co-Chairman

George R. Blake

PROPOSAL TWO

APPROVAL OF PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION

AUTHORIZATION FOR THE BOARD OF DIRECTORS TO AMEND THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

GENERAL

The Board of Directors has unanimously adopted resolutions and a majority of our shareholders have approved such resolutions providing for a recapitalization to which the issued and outstanding shares of our common stock are to be reverse split, in the range of 1-for-4 to 1-for 10 at the sole discretion of our Board of Directors.  The Board of Directors may subsequently effect, in its sole discretion, the reverse stock split based upon any of the following ratios: one-for-four; one-for-five; one-for-six; one-for-seven; one-for-eight; one-for-nine ; or one-for-ten .  Approval of this proposal by our shareholders gives the Board of Directors authority to implement the reverse stock split at any time prior to June 30, 2006. In addition, the Board of Directors may determine, in its sole discretion, to abandon the reverse stock split without further action by our shareholders.

BACKGROUND

Our management and board of directors believe that the reverse split is in the best interests of Games by reducing the number of shares we have on the public market for our common stock.  Theoretically, decreasing the number of shares of common stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them, or our reputation in the financial community.  In practice, however, many investors and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks.  The presence of these negative perceptions may be adversely affecting, and may continue to adversely affect, not only the pricing of our common stock, but also it’s trading liquidity.  In addition, these perceptions may affect our ability to raise additional capital through the sale of stock or the cost of debt we may incur.  The reverse split will also make available a substantial number of additional authorized, but unissued shares of common stock which we believe will provide increased flexibility in structuring possible future financing, in taking advantage of future business opportunities such as acquisitions, and in meeting corporate needs as they arise, all without the delay and expense of calling a meeting of our shareholders to authorize an increase in authorized capital.

We hope that the decrease in the number of shares of our outstanding common stock resulting from the reverse split, and the anticipated increase in the price per share will encourage greater interest in the common stock among members of the financial community.  However, the possibility exists that shareholder liquidity may be adversely affected by the reduced number of shares which would be outstanding if the reverse split is effected; particularly if the price per share of the common stock begins a declining trend after the reverse split is effected.

The Board of Directors believes that the share price of our common stock is a factor in whether our common stock meets investing guidelines for certain institutional investors and investment funds.  Also, the Board of Directors believes that our shareholders will benefit from relatively lower trading costs for a higher priced stock.  The combination of lower transaction costs and increased interest from institutional investors and investment funds may ultimately improve the trading liquidity of our common stock.

We are not aware of any present efforts by anyone to accumulate the common stock, and the proposed reverse split is not intended to be an anti-takeover device.  The Board of Directors did not seek authority to implement a reverse stock split in anticipation of any future transaction or series of transactions, including any "going private" transaction.

Currently, our common stock is listed on the OTC Bulletin Board, which is viewed by most investors as a less desirable and less liquid marketplace.  A reverse stock split may give Games the opportunity to attempt a listing on a higher quality exchange, but there can be no assurance that the reverse split will help Games achieve this desired result.

The Board of Directors believes that the shareholder approval of multiple potential exchange ratios, as opposed to a single exchange ratio, provides the Board of Directors with the flexibility to achieve the desired results of the reverse stock split.  The reverse stock split will be effected, if at all, only upon a determination by the Board of Directors that the reverse stock split is in the best interests of the shareholders at that time.  In connection with any determination to effect a reverse stock split, the Board of Directors, with the advice of its experts, will set the timing for such a split and select the specific ratio from among the ratios set forth herein.  No further action on the part of shareholders will be required to either implement or abandon the reverse stock split.  If the Board of Directors does not implement the reverse stock split prior to June 30, 2006, the authority granted to the Board of Directors to implement the reverse stock split on these terms will terminate.  The Board of Directors reserves its right to abandon the reverse stock split if it determines, in its sole discretion, that it is no longer in the best interests of our shareholders.

There can be no assurance that the reverse split will achieve any of the desired results.  There also can be no assurance that the price per share of the common stock immediately after the reverse split will increase proportionately with the reverse split, or that any increase will be sustained for any period of time.

MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

The reverse stock split will be effected simultaneously for all of our common stock, and the ratio will be the same for all of our common stock.  The reverse stock split will affect all of our shareholders uniformly and will not affect any shareholders' percentage ownership interests in Games.

        The principal effects of the reverse stock split include the following:

•

The number of shares of our common stock issued and outstanding will be reduced from approximately 26.1 million shares as of April 15, 2005, to a range of approximately 6.5 million to 2.6 million shares issued and outstanding, depending on the reverse stock split ratio determined by the Board of Directors.

•

Based on the reverse stock split ratio selected by the Board of Directors, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options to purchase shares of our common stock under our Amended 2002 Long-Term Incentive Plan, which will result in approximately the same aggregate price being required to be paid for such options upon exercise immediately preceding the reverse stock split.

•

The number of shares reserved for issuance under the Amended 2002 Long-Term Incentive Plan will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors.

•

Based on the reverse stock split ratio selected by the Board of Directors, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding warrants to purchase shares of our common stock, which will result in approximately the same aggregate price being required to be paid for such warrants upon exercise immediately preceding the reverse stock split.

      In addition, the reverse stock split will increase the number of shareholders who own odd lots (less than 100 shares).  Shareholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

EFFECT ON FRACTIONAL SHAREHOLDERS

        You will not receive fractional post-reverse stock split shares in connection with the reverse stock split.  Instead, fractional shares shall be rounded up to the next whole share.  We currently have approximately 1,325 record holders of our common stock.  We do not expect the reverse stock split to have a material effect on the number of our record holders of common stock.

EFFECT ON REGISTERED AND BENEFICIAL STOCKHOLDERS

        Upon the reverse stock split, we intend to treat shareholders holding our common stock in "street name", through a bank, broker or other nominee, in the same manner as registered shareholders whose shares are registered in their names.  Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in "street name".  However, such banks, brokers or other nominees may have different procedures than registered shareholders for processing the reverse stock split.  If you hold your shares with such a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

EFFECT ON REGISTERED CERTIFICATED SHARES

        If any of your shares are held in certificate form, you will receive a transmittal letter from our transfer agent, StockTrans, Inc., as soon as practicable after the effective date of the reverse stock split.  The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse stock split shares to the transfer agent.  No new shares will be issued to you until you surrender your outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent.  Shareholders will not have to pay any service charges in connection with the exchange of their certificates.

SHAREHOLDERS SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT

        If the Board of Directors decides to implement the reverse stock split at any time prior to June 30, 2006, we will promptly file Articles of Amendment with the Secretary of State of Delaware to amend our existing Amended and Restated Articles of Incorporation.  The reverse stock split will become effective on the date of filing the Articles of Amendment, which is referred to as the "effective date." Beginning on the effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.  The text of the Articles of Amendment is set forth in Appendix A to this information statement.  The text of the Articles of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of Delaware and as the Board of Directors deems necessary and advisable to effect the reverse stock split, including the applicable ratio for the reverse stock split.

CERTAIN RISK FACTORS ASSOCIATED WITH THE REVERSE STOCK SPLIT

        Implementation of the reverse stock split entails various risks and uncertainties, including the following:

•

There can be no assurance that the market price per share of our common stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split.  Accordingly, the total market capitalization of Games common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split.

•

If the reverse stock split is effected and the market price of Games common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split.

•

There can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds.  As a result, the trading liquidity of our common stock may not necessarily improve.

•

The liquidity of Games common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

AUTHORIZED SHARES

        The reverse stock split would affect all issued and outstanding shares of our common stock and outstanding rights to acquire our common stock.  The number of authorized shares of Games common stock will not be affected by the reverse stock split.  Upon the effectiveness of the reverse stock split, the number of authorized shares of our common stock that are not issued or outstanding would increase due to the reduction in the number of shares of our common stock issued and outstanding based on the reverse stock split ratio selected by the Board of Directors.  We currently have 65,000,000 shares of authorized common stock.  Out of these authorized shares of common stock:

•

26,142,252 shares are issued and outstanding as of April 15, 2005;

•

715,554 are reserved for the conversion of Games' Series AA Convertible Preferred Stock;

•

5,455,596 are reserved for the conversion of Games' Series A Convertible Preferred Stock;

•

120,000 are reserved for convertible notes;

•

7,160,000 shares are reserved for the granting of stock options (of which 6,777,458 are currently granted);

•

5,595,846 shares are reserved for the exercise of warrants; and

        We will continue to have 20,000,000 authorized shares of preferred stock, of which 22,359 shares are currently issued as Games' Series A Convertible Preferred Stock and 30,250 shares are currently issued as Games' Series AA Convertible Preferred Stock.  Authorized but unissued shares will be available for issuance, and we may issue such shares in the future.  The exercise of stock options and warrants that have been granted or may be granted in the future will increase the number of issued and outstanding shares of Games' common stock.  In addition, if we were to issue any additional shares in connection with any future financing, acquisition or other type of transaction, the ownership interest of holders of our common stock will be diluted.

        The following table sets forth information regarding our current and anticipated number of authorized shares and issued and outstanding shares of our common stock following implementation of a reverse stock split at the proposed ratios.

	NUMBER OF SHARES	NUMBER OF SHARES	NUMBER OF SHARES	NUMBER OF SHARES
	OF COMMON STOCK	OF COMMON STOCK	OF COMMON STOCK	OF COMMON STOCK
	AUTHORIZED	ISSUED AND	RESERVED FOR	AVAILABLE FOR
		OUTSTANDING	ISSUANCE	ISSUANCE
As of April 15, 2005	65,000,000	26,142,252	19,499,746	19,358,002

After Reverse Stock Split
at the Following
Proposed Ratios:

one-for-four	65,000,000	6,535,563	4,874,937	53,589,501
one-for-five	65,000,000	5,228,450	3,899,949	55,871,600
one-for-six	65,000,000	4,357,042	3,249,958	57,393,000
one-for-seven	65,000,000	3,734,607	2,785,678	58,479,715
one-for-eight	65,000,000	3,267,781	2,437,468	59,294,750
one-for-nine	65,000,000	2,904,695	2,166,638	59,928,667
one-for-ten	65,000,000	2,614,225	1,949,975	60,435,800

ACCOUNTING MATTERS

        The reverse stock split will not affect the par value of the Games common stock.  As a result, as of the effective time of the reverse stock split, the stated capital attributable to Games' common stock on its balance sheet will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced.  The per share net income or loss and net book value of Games' common stock will be restated because there will be fewer shares of Games' common stock outstanding.

POTENTIAL ANTI-TAKEOVER EFFECT

        Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of Games with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of Games.  Other than the reverse stock split, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to our Amended and Restated Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of Games.

NO APPRAISAL RIGHTS

        Under the Delaware General Corporation Law, Stockholders are not entitled to appraisal rights with respect to the proposed amendment to the Amended and Restated Certificate of Incorporation to effect the Reverse Split, and we will not independently provide stockholders with any such right.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

        No gain or loss should be recognized by a shareholder upon such shareholder's exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split.  The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split will be the same as the shareholder's aggregate tax basis in the pre-reverse stock split shares exchanged therefore.  The shareholder's holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

        The tax treatment of each shareholder may vary depending upon the particular facts and circumstances of such shareholder.  EACH SHAREHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

THE BOARD BELIEVES THAT THE PROPOSED AMENDMENT TO THE ARTICLES IS IN OUR BEST INTEREST AND IN THE BEST INTEREST OF OUR SHAREHOLDERS FOR THE REASONS STATED ABOVE.  THEREFORE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE ARTICLES.

PROPOSAL THREE

Summary of Director Compensation Policy

        The principal features of the Director Compensation Policy are summarized below:

         Purpose.  The purpose of the Director Compensation Policy is to enable the Company to attract and retain well-qualified individuals as directors and to align their interests more closely with those of other stockholders of the Company through annual issuance of stock options to directors who are not employees of the Company or any of its subsidiaries and payment of fees via through the issuance of common stock to Directors.  Information regarding other compensation provided to non-employee directors is described under the heading "Corporate Governance" in this Proxy Statement.

        Awards.  The Director Compensation Policy provides that each non-employee director will be granted with an annual grant of stock options on the date established by the Board for the payment of an annual retainer of 10,000 shares, and an additional 5,000 options are granted to the Chairman of the Audit Committee.  The Company also has established a policy of paying Directors $2,500 per Board Meeting attended and $1,000 for each telephonic Board meeting attended, these payments are made in common stock of the company.

        On April 11, 2005 the Compensation Committee proposed an amendment to the Director Compensation Policy to issue to the Board of Directors additional Director compensation consisting 100,000 stock options for granted to each Director at $0.62 per share pending shareholder approval.

        Market Value of the Company's Common Stock.  The closing price on the OTCBB of the Company's Common Stock on April 11, 2005, was $0.56 per share.

        Administration.  The Board of Directors administers the Director Compensation Policy in accordance with its terms, and shall have all powers necessary to accomplish those purposes, including but not limited to the power to: (i) compute the number of options granted to each non-employee director; (ii) maintain or to designate any person or entity to maintain all records necessary for the administration of the policy; (iii) establish rules for the regulation of the policy.  The Board of Directors may amend, suspend or terminate the Compensation Policy at any time.  However, amendments to Compensation Policy are subject to stockholder approval if such approval is required by applicable law or the requirements of any securities exchange on which the Common Stock is then listed.  Amendment or termination of the Compensation Policy will not adversely affect the rights of directors under outstanding awards.  Any determinations made by the Board of Directors regarding the Compensation Policy shall be final and binding on all affected participants and beneficiaries.

        Federal Income Tax Consequences Relating to the Compensation Policy.  Generally, a director who is a U.S.  resident will recognize ordinary compensation income on the date shares of the Company Common Stock are received by such director in respect of common stock granted under the Compensation Policy.  No income will be realized by non-employee directors upon the grant of stock options until those options are exercised.

        As a result of the proposed amendment, our non-employee directors will become entitled to the following new benefits in 2005:

                 New Plan Benefits Games, Inc.  Director Compensation Policy

Name	Positions and Offices	Market Value ($)	Strike Price ($)	Number of Option Grants
George R. Blake	Director	$0.56	$0.62	100,000
Richard O. Coleman	Director	$0.56	$0.62	100,000
Thomas C. Joseph	Director	$0.56	$0.62	100,000
Edward J. VonderBrink	Director	$0.56	$0.62	100,000
George M. Vredeveld	Director	$0.56	$0.62	100,000
Non-executive Director Group (5 persons)		$0.56	$0.62	500,000

Stockholder Approval Required

        The Director Compensation Policy must be approved by the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote thereon at the meeting of stockholders in order to be adopted.

PROPOSAL FOUR

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of our board of directors has selected Marcum & Kliegman LLP as independent auditors to audit our consolidated financial statements for the fiscal year ending June 30, 2005.  Marcum & Kliegman LLP has acted in such capacity since its appointment in fiscal year 2003.  A representative of Marcum & Kliegman LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

For a description of the fees paid to Marcum & Kliegman LLP during the fiscal years ended June 30 , 2004 and 2003, see, “Proposal One – Election of Directors; Committees of our Board of Directors.”

Vote Required and Board of Directors Recommendation

If a quorum is present, the affirmative vote of the holders of a majority of the shares of common stock present or represented at the meeting, and that vote for or against, is required to approve Proposal Four.  Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

OUR BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF MARCUM & KLIEGMAN LLP, AS OUR INDEPENDENT PUBLIC ACCOUNTANTS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the record date with respect to the number of shares of common stock owned by (i) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, (ii) each director and director nominee, (iii) each executive officer named below in the Summary Compensation Table, and (iv) all of our directors and executive officers as a group:

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Ownership as of Record Date	Percent of Class as of Record Date
Roger W. Ach, II 425 Walnut Street, Suite 2300 Cincinnati, Ohio 45202	Common Stock	8,267,618[1,2]	31.67%
Carol A. Meinhardt 425 Walnut Street, Suite 2300 Cincinnati, Ohio 45202	Common Stock	2,082,500[3]	7.98%
Chicago West Pullman LLC 425 Walnut Street, Suite 2300 Cincinnati, Ohio 45202	Common Stock	3,690,878	14.14%
James A. Stern 65 E 55th Street New York, NY 10022	Common Stock	1,359,999[5]	5.46%
Roger W. Ach, II Family Trust U/t/a/dated May 31, 2002 425 Walnut Street, Suite 2300 Cincinnati, Ohio 45202	Common Stock	1,000,000[2]	3.83%
Myles S. Cairns 826 Riverwatch Drive Crescent Springs, KY 41017	Common Stock	706,500[4]	2.71%%

1 The total issued and outstanding shares of Games, Inc. is 26,107,377 shares at April 15, 2005.

2 Includes 3,826,740 shares owned directly by Mr. Ach, 3,690,878 shares owned by Chicago West Pullman, LLC of which Mr. Ach is the managing member and majority owner, 600,000 shares of stock held in a deferred compensation plan, 100,000 shares owned by Janet Ach, Mr. Ach’s wife and 100,000 shares owned by Mr. Ach as the trustee of the Janice M. Meinhardt Irrevocable Trust.  Following the adoption of the 2002 Long-Term Stock Incentive Plan discussed herein and upon a subsequent conversion or exchange of Mr. Ach's existing options to acquire shares of common stock of The Lottery Channel, Inc.  d/b/a GameBanc Corporation, Mr. Ach will possess options to purchase 550,000 additional shares of common stock of Games, Inc.  Mr. Ach has 1,500 shares of Games Inc.  $100 Series A convertible preferred stock in a deferred compensation plan.  Each share of Series A Convertible Preferred Stock is convertible into 244 shares of common stock, or $0.41 per share.  Each share also carries a three year warrant to purchase an additional 244 shares of common stock at $0.80 per share.  Mr. Ach disclaims any beneficial ownership of the shares held in Roger W.  Ach, II Family Trust.

3 Includes 75,000 shares owned by Ms. Meinhardt directly, 350,000 shares that are held in a deferred compensation plan, and has 1,500 shares of Games Inc.  $100 Series A convertible preferred stock in a deferred compensation plan.  Each share of Series A Convertible Preferred Stock is convertible into 244 shares of common stock, or $0.41 per share.  Each share also carries a three year warrant to purchase an additional 244 shares of common stock at $0.80 per share and 1,000,000 shares owned by Ms. Meinhardt as the Trustee of the Roger W.  Ach, II Family Trust and 400,000 shares owned by Ms. Meinhardt as the Trustee of four separate irrevocable trusts established for the benefit of Mr. Ach's adult children.  Following the adoption of the 2002 Long-Term Stock Incentive Plan discussed in the Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934, filed on August 26, 2002, and upon a subsequent conversion or exchange of Meinhardt's existing options to acquire shares of common stock of The Lottery Channel, Inc. d/b/a GameBanc Corporation, Ms. Meinhardt will possess options to purchase 257,500 additional shares of common stock of Games, Inc.

4 Includes 475,000 shares owned by Mr. Cairns in a deferred compensation plan, 9,500 held directly, and has 1,500 shares of Games Inc. $100 Series A convertible preferred stock in a deferred compensation plan.  Each share of Series A Convertible Preferred Stock is convertible into 244 shares of common stock, or $0.41 per share.  Each share also carries a three year warrant to purchase an additional 244 shares of common stock at $0.80 per share, and Mr. Cairns will possess options to purchase 222,000 additional shares of common stock of Games, Inc.

5 James A. Stern is Chairman of Cypress Group LLC.

INFORMATION REGARDING EXECUTIVE OFFICER COMPENSATION

Our executive officers and their respective ages and positions with us are as follows:

Name	Age	Position
Roger W. Ach, II	61	President and Chief Executive Officer
Carol A. Meinhardt	57	Executive Vice President and Chief Operating Officer
Myles S. Cairns	50	Executive Vice President and Chief Financial Officer

Roger W. Ach, II has been our Chief Executive Officer since 1996.  Prior to founding the Company in 1995, Mr.  Ach was the Chairman of American Steel & Wire Corp., Chicago West Pullman Transportation Corporation and Vortec Corporation.   Prior to that, he spent 20 years in the investment banking and brokerage industries, including serving as Managing Director at Prudential Bache Securities and as Partner at Oppenheimer & Co.  Mr.  Ach is also the Managing Member of Chicago West Pullman, LLC, a Cincinnati-based investment holding company.

Carol A. Meinhardt.  Ms. Meinhardt has been an officer and director of the Company since its founding in 1995. Prior to joining the Company, Ms. Meinhardt was Assistant Vice President of Chicago West Pullman Corporation, an investment holding company based in Cincinnati, Ohio.  From 1970-1989 Ms. Meinhardt was employed at DuBois Chemicals, a Cincinnati-based specialty chemical company, where she served in various administrative and management capacities.

Myles S. Cairns, Mr. Cairns has been or Chief Financial Officer since February 1, 2003. Mr. Cairns joined the Company on February 1, 2003 and was elected an officer of the Company by the board of directors on February 7, 2003. Prior to joining the Company, he served as President, Chief Operating Officer and Chief Financial Officer of eCall Central, Inc. where he worked from 2000 - 2003. Prior to that, Mr. Cairns served as Senior VP of Accounting and Administration at Corporex Companies from 1999-2000. Prior to that, Mr. Cairns held various accounting, finance and operations positions with The Loewen Group from 1984-1999.

Summary Compensation Table

The following table sets forth information concerning the annual compensation for our Chief Executive Officer and for each of our  next most highly compensated executive officers whose salary and bonus exceeded $100,000 for services rendered to us during the fiscal year ended June 30, 2004 (the “named executive officers”):

	FISCAL	Annual Compensation -----------------------------			Long-Term Compensation Awards ------------------
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Comp.	Rest. Stock Award	Securities Underlying Options/ SAR (#)[1]	All Other Compensation
Roger W. Ach, II President, Chief Executive Officer	2004 2003 2002 2001	250,000 145,833 250,000 250,000	0 0 0 0	125,000[2] 229,167[2] 150,025[2] 0	0 0 0 0	400,000 0 50,000 25,000	0 0 0 0
Carol A. Meinhardt Executive Vice President/Chief Operating Officer	2004 2003 2002 2001	90,000 90,000 90,000 82,500	0 0 0 0	60,000[2] 60,000[2] 190,625[2] 0	0 0 0 0	182,000 0 50,000 25,000	0 0 0 0
Myles S. Cairns Executive Vice President/Chief Financial Officer	2004 2003	117,166 11,666	0 0	49,084[2] 42,9162(3)	0 0	222,000 0	0 0

1These numbers represent options to purchase shares of Games common stock as per the adoption of the 2002 Long-Term Stock Incentive Plan discussed in the Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934, filed on August 26, 2002, and following an anticipated conversion or exchange of such options at a future date on the same basis as all other Games option holders..

2Deferred compensation.

3Consulting agreement contract consisted of $31,250 consulting fees and $11,666 of deferred compensation.

Option Grants During Fiscal 2004

The following table sets forth information regarding options we granted to our named executive officers during the fiscal year ended June 30, 2004.

		Exercise
	Options	Price
Options outstanding June 30, 2002	3,295,100	$ 1.08
Granted	130,000	$2.54
Exercised	--
Terminated	(134,000)	$2.53

Options outstanding at June 30, 2003	3,291,100	$0.98
Granted	1,801,500	$1.63
Exercised	--
Terminated	(1,432,100)	$0.82

Options outstanding at June 30, 2004	3,3,660,500	$1.38

	Options Outstanding		Options Exercisable
Weighted
		Average		Weighted
Range of		Remaining		Average
Exercise	Number	Contractual	Number	Exercise
Prices	Outstanding	Life	Exercisable	Price
$1.00 - $5.00	3,660,500	3.1 years	2,967,600	$1.38

Aggregated Option Exercises in Fiscal 2004 and Fiscal Year-End Option Value

None.

Stock Option Plans

We currently maintain two compensation plans that provide for the issuance of our common stock to directors, officers, employees and consultants, and occasionally we issue options on an ad hoc basis. These plans are described below. All of the plans have been approved by our shareholders.

2002 Long-Term Incentive Stock Plan

In July 2002, our board of directors adopted the 2002 Long-term Incentive Stock Option Plan, pursuant to which options to purchase 7,160,000 shares of common stock are reserved for issuance. Our shareholders approved this plan in July 2002 and amended this plan in April 2004.  Our board of directors administer this plan.  At June 30, 2004, there remained outstanding under the plan options to purchase 3,660,500 shares, at exercise prices ranging from $0.98 to $5.00 per share.

Equity Compensation Plan Table

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,660,500	$1.38	3,499,500
Equity compensation plans not approved by security holders	0	--	0
Total	3,660,500	$1.38	3,499,500

Director Compensation Plan

On July 1, 2002, we adopted a plan to compensate the members of our board of directors for their services as directors, including serving on committees of our board of directors.  Under the Director Compensation Plan, each of our directors, excluding directors who are also regular full-time employees, will receive 10,000 stock options per year that will vest over a twelve-month period.  Chairman of our Audit Committee will also receive an additional 5,000 stock options per year for serving on the Audit Committee.

On April 8, 2004 the Company established a policy of paying directors in stock $2,500 per meeting attended and $1,000 per telephonic meeting, these payments are made in common stock of the company.  In fiscal 2004 the company paid Edwin J. Rigaud $5,000 issuing 5,000 shares of common stock, Thomas C.  Joseph $13,500 issuing 23,500 shares of common stock, George R. Blake $11,000 issuing 22,000 shares of common stock, Richard O.  Coleman $6,000 issuing 12,000 shares of common stock, Edward J. VonderBrink $6,500 issuing 13,000 shares of common stock and George M. Vredeveld $1,000 issuing 1,000 shares of common stock.

Employment Agreements

Employment Agreement with Roger W.  Ach, II.  On July 1, 2002, the Company entered into a three-year employment agreement with its President and Chief Executive Officer.  The agreement provides for annual compensation of $375,000.  In addition, the agreement provide for bonus compensation up to a maximum of 50% of his annual compensation, which is determined by the Compensation Committee of the Board of Directors.  Pursuant to the employment agreement, the employee is entitled to receive a severance payment up to 2.99 times their annual compensation based upon the occurrence of certain events as defined.

Employment Agreement with Carol A.  Meinhardt.  On July 1, 2002, the Company entered into a three-year employment agreement with its Executive Vice President and Chief Operating Officer.  The agreement provides for annual compensation of $150,000.  In addition, the agreement provide for bonus compensation up to a maximum of 50% of her annual compensation, which is determined by the Compensation Committee of the Board of Directors.  Pursuant to the employment agreement, the employee is entitled to receive a severance payment up to 2.99 times their annual compensation based upon the occurrence of certain events as defined.

Employment Agreement with Myles S. Cairns.  On October 1, 2003, the Company entered into a three-year employment agreement with its Executive Vice President and Chief Financial Officer.  The agreement provides for annual compensation of $175,000.  In addition, the agreement provide for bonus compensation up to a maximum of 50% of his annual compensation, which is determined by the Compensation Committee of the Board of Directors.  Pursuant to the employment agreement, the employee is entitled to receive a severance payment up to 2.99 times their annual compensation based upon the occurrence of certain events as defined.

Minimum annual payments, excluding bonuses, incentives and cost of living increases under these contracts are as follows:

For the
Year Ended June 30,	Amount
2005	$700,000
2006	700,000
2007	700,000
Total	$2,056,000

Termination and Change of Control Provisions

Virtually all of the stock option agreements with each of our named executive officers and other executive officers and key employees provide for full vesting of all unvested shares in the event of a change of control of us.  Change of contro1 of the Company, as defined in the agreements, means any merger or consolidation, sale of assets, dissolution or the acquisition by any person of at least 51% of our voting stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of Forms 3, 4 and 5 submitted to us during and with respect to fiscal 2004, all statements of beneficial ownership that were required to filed with the SEC were timely filed.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

2006 ANNUAL MEETING

Shareholder proposals may be included in our Information Statement materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules.  For a shareholder proposal to be included in our Information Statement materials for the 2005 annual meeting, the proposal must be received at our principal executive offices, addressed to our Secretary, not later than September 10, 2005.  Should a stockholder proposal be brought before the 2006 annual meeting, regardless of whether it is included in our Information Statement materials, our management proxy holders will be authorized by our proxy form to vote for or against the proposal, in their discretion, if we do not receive notice of the proposal, addressed to the Secretary at our principal executive offices, prior to the close of business on November 24, 2005.

OTHER MATTERS

We know of no other matters to be submitted to the shareholders at the annual meeting.  If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as our Board of Directors may recommend, or, in the absence of a recommendation, as such persons deem advisable.

By order of the Board of Directors

Roger W.  Ach, II

Chief Executive Officer

Cincinnati, Ohio

End of Filing